Exhibit 99.1

July 20, 2005

For Immediate Release

Washington Mutual Announces Second Quarter 2005 Earnings
Net Income and EPS Increased 73 Percent; Board of Directors Increases Cash Dividend

SEATTLE – Washington Mutual, Inc. (NYSE: WM) today announced second quarter 2005 net income of $844 million, or $0.95 per diluted share, up 73 percent when compared with net income of $489 million, or $0.55 per diluted share in the second quarter of 2004.

Washington Mutual’s Board of Directors declared a cash dividend of 48 cents per share on the company’s common stock, up from 47 cents per share in the previous quarter. Dividends on the common stock are payable on August 15, 2005 to shareholders of record as of July 29, 2005.

“We recorded solid performance across all of our businesses this quarter as we continue to make excellent progress toward achieving our long-term financial goals,” said Kerry Killinger, chairman and chief executive officer. “Our Retail Bank’s earnings were strong, Home Loans had another good quarter, the Commercial Group’s lending volume was robust and the company continued to demonstrate excellent expense control.”

Killinger added: “A year ago we acknowledged our challenges in integrating our mortgage banking acquisitions effectively into our operations and enhancing the risk management of our mortgage servicing asset. I said we would face those challenges head-on and build a mortgage team that is one of the industry’s best. I am proud to say that we have done exactly that and after four consecutive quarters of solid performance, our Home Loans Group is now positioned for growth.”

Washington Mutual has already taken several steps to ensure a timely and effective integration of the previously announced acquisition of the credit card company Providian Financial. The company has filed its application and related notices with the Office of Thrift Supervision, and Providian and Washington Mutual have filed the initial proxy and registration statement with the Securities and Exchange Commission. Providian has set August 31, 2005, as the date for its special meeting of shareholders to vote on the adoption of the merger agreement. The transaction is expected to close early in the fourth quarter of this year.

“Both companies are committed to completing this transaction quickly and to take advantage of the revenue synergies immediately after the transaction closes,” Killinger said.

Key Results:

•                  Total assets of $323.53 billion at the end of the second quarter of 2005 increased $3.84 billion from $319.70 billion at the end of the first quarter of 2005 and $44.99 billion from $278.54 billion at the end of the second quarter of 2004, reflecting continued strong asset generation capability;

•                  The net interest margin declined modestly to 2.66 percent in the second quarter from 2.73 percent in the first quarter of 2005 and 2.86 percent in the second quarter of 2004, despite a 225 basis point increase in the Fed Funds rate over the twelve-month period;

•                  Net interest income increased to $1.93 billion in the second quarter of 2005 from $1.89 billion in the first quarter of 2005 and $1.79 billion in the second quarter of 2004, as the growth in average interest-earning assets more than offset net interest margin compression;

•                  The provision for loan and lease losses was $31 million in the second quarter of 2005. While up when compared with $16 million in the first quarter of 2005, it was down from $60 million in the second quarter of 2004 and reflects a continuing favorable credit environment;

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•                  Depositor and other retail banking fees of $540 million in the second quarter of 2005 were up $50 million, or 10 percent from the first quarter of 2005 and $33 million, or 7 percent from the second quarter of 2004. The improvement reflects not only the expected seasonal recovery from the first quarter of 2005 but also growth in net new checking accounts over the period;

•                  Revenue from sales and servicing of home mortgage loans, including the results of all MSR risk management instruments, was $403 million in the second quarter of 2005 compared with $624 million in the first quarter of 2005 and zero in the second quarter of 2004. The year-over-year improvement reflects the company’s success in reducing the earnings volatility associated with the MSR asset;

•                  Noninterest expense of $1.83 billion in the second quarter was down slightly from both the first quarter of 2005 and the second quarter of 2004, reflecting continued success on productivity improvements and expense management.

SECOND QUARTER FINANCIAL SUMMARY

Net Interest Income

The net interest margin in the second quarter was 2.66 percent, down 7 basis points from 2.73 percent in the first quarter of 2005 and 20 basis points from 2.86 percent in the second quarter of 2004. The decrease in the net interest margin from prior quarters reflects the increase in the cost of interest-bearing liabilities, which was driven by the continuing rise in short-term interest rates since June of 2004. This downward pressure was partially offset by disciplined deposit pricing, the partial restructuring of available-for-sale securities in the first quarter of 2005, which increased the yield of this portfolio, and the effect from the termination of higher cost debt in the third quarter of 2004.

Net interest income was $1.93 billion in the second quarter, up from $1.89 billion in the first quarter of 2005 and up 7 percent from $1.79 billion in the second quarter of 2004. The increase from the first quarter of 2005 reflects a 5 percent increase in average interest-earning assets, while the increase from the second quarter of 2004 reflects a 16 percent increase in average interest-earning assets, both of which more than offset the modest net interest margin compression.

Noninterest Income

Noninterest income was $1.27 billion in the second quarter of 2005, compared with $1.41 billion in the first quarter of 2005 and $894 million in the second quarter of 2004.

Revenue from sales and servicing of home mortgage loans, including the results of all MSR risk management instruments, was $403 million in the second quarter of 2005, down from $624 million in the first quarter of 2005, but up from zero in the second quarter of 2004. The results for the second quarter of 2005 reflect the company’s successful efforts to reduce the earnings volatility associated with the MSR asset.  The decline from the first quarter of 2005 reflects a higher total MSR risk management and amortization cost of $295 million in the quarter, compared with a cost of $149 million in the first quarter of 2005.  Further contributing to the decline was a lower gain from home mortgage loans and originated mortgage-backed securities, net of hedging and risk management instruments of $171 million in the second quarter of 2005, compared with $261 million in the first quarter of 2005.

Noninterest Expense

Noninterest expense of $1.83 billion was down $11 million from the first quarter of 2005 and down $20 million from $1.85 billion in the second quarter 2004. Expenses were down from both prior periods due to continued productivity improvements in all segments of our business and our focus on expense management. The company’s efficiency ratio was 57.24 percent in the second quarter of 2005, compared with 55.77 percent in the first quarter of 2005 and 68.77 percent in the second quarter of 2004.

Lending

Total loan volume was $67.62 billion in the second quarter of 2005, compared with $59.52 billion in the first quarter of 2005 and $79.52 billion in the second quarter of 2004. This quarter’s solid performance reflected the continuing strong loan demand and relatively low interest rates.

Total home loan volume in the second quarter of 2005 was $53.40 billion, compared with $47.75 billion in the first quarter of 2005 and $63.15 billion in the second quarter of 2004. Adjustable-rate loans made up 62 percent of total home loan volume in the second quarter of 2005, compared with 63 percent in the first quarter of 2005 and 55 percent in the second quarter of 2004. Home loan volume in the second quarter of 2005 included record volume from the company’s Long Beach Mortgage Company subsidiary.

The company continued to see strong home equity loan and line of credit and multi-family lending volumes in the second quarter of 2005. Although down from a record of $11.57 billion in the second quarter of 2004, home equity loan and line of credit volume of $10.89 billion in the quarter was up $2 billion, or 23 percent from $8.89 billion in the first quarter of 2005. Multi-family lending volume was $2.46 billion in the second quarter of 2005, up 16 percent from the first quarter of 2005 and 5 percent from the second quarter of 2004.

Credit Quality

At June 30, 2005, nonperforming assets as a percentage of total assets were 0.53 percent, compared with 0.57 percent at March 31, 2005, and 0.60 percent at June 30, 2004. While net charge offs for the quarter were up slightly to $39 million versus $37 million in the first quarter of 2005 and $24 million in the second quarter of 2004, they remained well below expectations due largely to a stable economy and a continued strong housing market. The strong credit performance of the portfolio resulted in a provision of $31 million for the quarter. The allowance for loan and lease losses was $1.24 billion at June 30, 2005, down 3 percent from $1.28 billion at March 31, 2005.

Balance Sheet and Capital Management

Total assets increased $3.84 billion from the first quarter of 2005 to $323.53 billion at the end of the second quarter of 2005, reflecting strong loan volume offset by opportunistic secondary market sales. Loans held for sale of $51.12 billion, increased $9.93 billion from the first quarter of 2005 and $23.33 billion from the second quarter of 2004. At the end of the second quarter of 2005, nearly half of the company’s loan portfolio was made up of assets other than prime single-family residential loans, reflecting the company’s balance sheet diversification.

Total deposits of $184.32 billion as of June 30, 2005, were up slightly during the quarter and up 13 percent from second quarter 2004. The year-over-year increase primarily reflects the growth in retail time deposits and wholesale accounts.

The company’s ratio of tangible common equity to tangible assets was 5.13 percent at the end of the quarter.  In addition, the capital ratios of the company’s banking subsidiaries continued to exceed the federal regulatory requirements for classification as “well-capitalized” institutions, the highest regulatory standard.

SECOND QUARTER OPERATING SEGMENT RESULTS

Retail Banking and Financial Services Group Financial Performance

Net income for the company’s Retail Banking and Financial Services segment was $579 million in the second quarter of 2005, up 7 percent from $539 million in the first quarter of 2005 and up 20 percent from $483 million in the second quarter of 2004. Net interest income continued to grow primarily due to strong average asset growth. Home equity loans and lines of credit totaled $48.45 billion at June 30, 2005, a 34 percent increase in the past twelve months. Noninterest income was up from both the first quarter of 2005 and the second quarter of 2004 due to growth in depositor and other retail banking fees, as well as securities fees and commissions.

Total retail deposits of $135.80 billion were up $1.21 billion from the first quarter of 2005 and were up $6.34 billion or 5 percent from the second quarter of 2004. Contributing to these increases was the addition of 504,000 net new retail deposit accounts in the second quarter of 2005, including 388,000 net new transaction accounts. The company opened 30 retail banking stores in the second quarter of 2005. The company’s retail banking cross-sell ratio increased to 6.02 products and services, up from 5.79 at June 30, 2004. Over the past year, WM Advisors’ assets under management grew by $3.24 billion, or 16 percent, to $23.35 billion at June 30, 2005.

Home Loans Group Financial Performance

Net income for the Home Loans segment, which excludes purchased specialty mortgage finance and Long Beach Mortgage Company, was $209 million in the second quarter of 2005, compared with $242 million in the first quarter of 2005 and a loss of $59 million in the second quarter of 2004.

The Home Loans segment loan volume in the second quarter of 2005 was $44.86 billion, up 17 percent from $38.50 billion in the first quarter of 2005, as the strong housing market and relatively low interest rates continued to drive volume. Although up from the first quarter, this quarter’s lending volume was below the $56.22 billion of a year ago, reflecting a lower level of refinancing activity.

While noninterest expense of $574 million in the second quarter of 2005 was essentially flat with the first quarter of 2005, it was down $92 million, or 14 percent from $666 million in the second quarter of 2004, due to continued productivity and efficiency improvements.

Commercial Group Financial Performance

Net income for the Commercial Group segment, which includes Long Beach Mortgage Company, was $151 million in the second quarter of 2005, down from $200 million in the first quarter of 2005 and $184 million in the second quarter of 2004. The decrease from the first quarter of 2005 was due primarily to a $59 million pretax gain on sale of a real estate investment property and higher gain from sale of loans in the first quarter of 2005.

Loan volume was $11.06 billion in the second quarter of 2005, a 30 percent increase from $8.52 billion in the first quarter of 2005 and a 33 percent increase from $8.31 billion in the second quarter of 2004. The significant increase in loan volume in the second quarter of 2005 was driven by record loan volume in Long Beach Mortgage Company and continued strong volumes in the multi-family lending business.

Average loans in the Commercial Group were $47.23 billion in the second quarter of 2005, up from $41.78 billion in the first quarter of 2005 and up $8.74 billion, or 23 percent from the second quarter of 2004. Total average commercial deposits were $7.65 billion in the second quarter of 2005.

Company Updates

On June 6, 2005, the company announced a definitive agreement to acquire Providian Financial (NYSE: PVN) in a stock and cash transaction at an announced value of approximately $6.45 billion. The transaction brings together two of the nation’s leading financial services companies focused on serving middle market consumers. Providian had approximately $18.10 billion in managed receivables at March 31, 2005, and serves close to 10 million customer accounts.

Earlier today, the company announced the election of recently retired CEO of Starbucks Orin C. Smith to its board of directors. Smith, 63, brings extensive retailing, branding, financial and operational expertise to the Board.  During his five years as CEO, Starbucks grew from 2,498 stores and annual revenues of $1.7 billion to more than 8,500 locations and more than $5 billion in annual revenues today. Smith was named to the Board of Directors’ Audit and Governance Committees.

On June 23, 2005, the company announced the election of former Media One CEO and Colorado equity investor Charles M. Lillis to its board of directors. Lillis, 63, is co-founder and managing director of LoneTree Capital, of Englewood, Colo., which invests primarily in the communications/information industry. Lillis was named to the Board of Directors’ Human Resources and Finance Committees.

On June 30, 2005, the company announced that it hired David C. Schneider to be president of its Home Loans Group and to oversee all aspects of the company’s Home Loans segment. Schneider will become a member of the company’s Executive Committee.

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At June 30, 2005, Washington Mutual and its subsidiaries had assets of $323.53 billion.  Washington Mutual currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Webcast information: A conference call to discuss the company’s financial results will be held on Wednesday, July 20, 2005, at 5:00 p.m. EDT and will be hosted by Kerry Killinger, chairman and chief executive officer, Steve Rotella, president and chief operating officer, and Tom Casey, executive vice president and chief financial officer. The conference call is available by telephone or on the Internet. The dial-in number for the live conference call is 888-425-9158. Participants calling from outside the United States may dial 212-519-0800. The passcode “WaMu” is required to access the call.  Via the Internet, the conference call is available on the Investor Relations portion of the company’s web site at www.wamu.com/ir. A transcript of the prepared remarks will be on the company’s web site for 30 days following the call. A recording of the conference call will be available after 7:30 p.m. EDT on Wednesday, July 20, 2005, through 2:59 a.m. EDT on Saturday, July 30, 2005. The recorded message will be available at
888-425-9158.  Callers from outside the United States may dial 402-220-4182.

Important Legal Information

This communication contains information about the proposed merger transaction involving Washington Mutual and Providian Financial Corporation.  In connection with the proposed transaction, Washington Mutual has filed a registration statement on
Form S-4 with the SEC containing a preliminary proxy statement/prospectus for the shareholders of Providian, and Washington Mutual and Providian will each be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the definitive proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.  The definitive proxy statement/prospectus will be mailed to Providian’s shareholders.  The registration statement containing the proxy statement/prospectus and other documents are available free of charge at the SEC’s Internet site (http://www.sec.gov).  The definitive proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Washington Mutual’s website at www.wamu.com under the tab “About WaMu” and then under the heading “Investor Relations” or by accessing Providian’s website at www.providian.com under the tab “About Providian” and then under the heading “Investor Relations.”

Washington Mutual, Providian and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Washington Mutual’s directors and executive officers is available in Washington Mutual’s proxy statement for its 2005 annual meeting of shareholders and Washington Mutual’s 2004 Annual Report on Form 10-K, which were filed with the SEC on March 23, 2005 and March 14, 2005, respectively, and information regarding Providian’s directors and executive officers is available in Providian’s proxy statement for its 2005 annual meeting of shareholders and Providian’s Annual Report of Form 10-K, which were filed with the SEC on March 31, 2005.

Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Providian shareholders in connection with the proposed transaction is included in the preliminary proxy statement/prospectus, which is available now, and will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statement

Our Form 10-K for 2004 and other documents that we filed with the Securities and Exchange Commission have forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward looking statements were made. There are a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are:

•                  Volatile interest rates impact the mortgage banking business and could adversely affect earnings;

•                  Rising unemployment or a decrease in housing prices could adversely affect credit performance;

•                  The potential for negative amortization in the Option ARM product could have an adverse affect on the company’s credit performance;

•                  The company faces competition from banking and nonbanking companies;

•                  Changes in the regulation of financial services companies and housing government-sponsored enterprises could adversely affect business;

•                  General business and economic conditions, including movements in interest rates, may significantly affect the company’s business activities and earnings;

•                  Negative public opinion could damage the company’s reputation and adversely affect earnings; and,

•                  Matters related to the proposed merger with Providian Financial Corporation (including, among others, risks related to stockholder and regulatory approvals, integration issues, and the realization of expected growth opportunities and cost savings from the merger).

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Media Contact	Investor Relations Contact
Alan Gulick	Alan Magleby
Washington Mutual	Washington Mutual
206-377-3637	206-490-5182
alan.gulick@wamu.net	alan.magleby@wamu.net